As filed with the Securities and Exchange Commission on August 10, 1998

                                             Registration No. 333-05793
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                           ---------------------------

                       Snyaptic Pharmaceutical Corporation
             (Exact name of registrant as specified in its charter)

            Delaware                                        22-2859704
  (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                       Identification No.)

                                215 College Road
                         Paramus, New Jersey 07652-1431
               (Address of Principal Executive Offices) (Zip Code)

                    1988 Amended and Restated Incentive Plan
                               1996 Incentive Plan
                   1996 Nonemployee Director Stock Option Plan
                            (Full title of the plans)


                              Lisa L. Reiter, Esq.
                       Synaptic Pharmaceutical Corporation
                                215 College Road
                         Paramus, New Jersey 07652-1431
                     (Name and address of agent for service)

                                 (201) 261-1331
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


                                    Proposed         Proposed
 Title of                            Maximum          Maximum
Securities                          Offering         Aggregate      Amount of
  to be            Amount to be     Price Per        Offering     Registration
Registered       Registered(1)(2)    Share(3)        Price(3)          Fee
--------------   ----------------  ----------        ---------    ------------
Common Stock,
$.01 par value    1,000,000 shares  $12.3125       $12,312,500      $3,632.19


         (1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Act"), this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

         (2) 1,000,000 additional shares of Common Stock are being registered hereby which may be issued as awards or in respect of awards granted pursuant to the 1996 Incentive Plan, as amended.

         (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Act on the basis of the average of the high and low sales prices reported on the Nasdaq National Market on August 5, 1998.

                                EXPLANATORY NOTE


                  Pursuant to General Instruction E of Form S-8, this Post-effective Amendment No. 1 to the Registrant's Registration Statement on Form S-8 (Registration No. 333-05793) incorporates by reference the contents of the earlier registration statement on Form S-8 which was filed with the Securities and Exchange Commission on June 12, 1996.

Item 8. Exhibits.

         4.11 1996 Incentive Plan, as amended (incorporated by reference to Exhibit A of the Registrant's Proxy Statement, dated April 13, 1998, with respect to the Annual Meeting of Stockholders to be held May 12, 1998 (Commission File No. 0-27324)).

         5 Opinion of the General Counsel of the Registrant as to the validity of the issuance of the shares of Common Stock registered hereby.

         23.1     Consent of the General Counsel of the Registrant (included  in
                  Exhibit 5).

         23.2     Consent of Ernst & Young LLP.

         24       Power of Attorney.*

-----------------
*Previously filed.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Paramus, State of New Jersey, on August 10, 1998.

                                          SYNAPTIC PHARMACEUTICAL CORPORATION



                                   By:/s/ Kathleen P. Mullinix
                                      ----------------------------------------
                                 Name:   Kathleen P. Mullinix, Ph.D.
                                Title:   Chairman of the Board,
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons (which persons constitute a majority of the Board of Directors) in the capacities and on the dates indicated:

       Signature                      Title                        Date
---------------------------       ------------------------     -------------

/s/ Kathleen P. Mullinix
------------------------          Chairman of the Board,       August 10, 1998
Kathleen P. Mullinix, Ph.D.       President, Chief Executive
                                  Officer and Director
                                  (Principal Executive
                                  Officer)
          *
------------------------
Robert L. Spence                  Chief Financial Officer      August 10, 1998
                                  and Treasurer (Principal
                                  Financial and Accounting
                                  Officer)
          *
------------------------
Jonathan J. Fleming               Director                     August 10, 1998

          *
------------------------
Zola P. Horovitz, Ph.D.           Director                     August 10, 1998

          *
------------------------
Eric R. Kandel, M.D.              Director                     August 10, 1998

          *
------------------------
John E. Lyons                     Director                     August 10, 1998

          *
------------------------
Sandra Panem, Ph.D.               Director                     August 10, 1998

          *
------------------------
Alison Taunton-Rigby, Ph.D.       Director                     August 10, 1998




* By:/s/ Kathleen P. Mullinix
     ------------------------
     Kathleen P. Mullinix
     Title: Attorney-in-Fact

                                INDEX TO EXHIBITS

        Exhibit
         Number
        -------

         4.11 1996 Incentive Plan, as amended (incorporated by reference to Exhibit A of the Registrant's Proxy Statement, dated April 13, 1998, with respect to the Annual Meeting of Stockholders to be held May 12, 1998 (Commission File No. 0-27324)).

         5 Opinion of the General Counsel of the Registrant as to the validity of the issuance of the shares of Common Stock registered hereby.

         23.1     Consent of the General Counsel of the Registrant (included  in
                  Exhibit 5).

         23.2     Consent of Ernst & Young LLP.

         24       Power of Attorney.*

-----------------
*Previously filed.